April 30, 2019

Guinness Atkinson Funds

225 South Lake Avenue, Suite 216

Pasadena, CA 91101

Re:	Guinness Atkinson Funds, Registration No. 33-75340
Post-Effective Amendment No. 85

Ladies and Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 85 under the Securities Act of 1933 (Post-Effective Amendment No. 86 under the Investment Company Act of 1940) to Guinness Atkinson Funds’ Registration Statement on Form N-1A.

Best regards,

/s/ Perkins Coie LLP